Exhibit 15.1

July 25, 2024

To the Board of Directors and Stockholders of
Wyndham Hotels & Resorts, Inc.
22 Sylvan Way
Parsippany, New Jersey 07054
We are aware that our report dated July 25, 2024, on our review of the interim financial statements of Wyndham Hotels & Resorts, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, is incorporated by reference in Registration Statement No. 333-224923 on Form S-8 and Registration Statement No. 333-232421 on Form S-8.

/s/ Deloitte & Touche LLP
New York, New York